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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-66330) of Princeton Video Image, Inc. of our report dated March 25, 2002 except for note 12 for which the date is May 14, 2002, relating to the financial statements of Scidel Technologies, Ltd., for the years ended December 31, 2001 and 2000 which appears in this Form 8-K/A of Princeton Video Image, Inc.



Tel Aviv, Israel                   Kesselman & Kesselman
 May 15, 2002                      Certified Public Accountant (Isr.)